UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2008

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, our shareowners approved the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan (the "2008 Plan"), which was adopted by our Board of Directors on December 5, 2007, subject to approval by our shareowners. The 2008 Plan is described in our proxy statement dated December 14, 2007 for the 2008 Annual Meeting of Shareowners. The 2008 Plan replaces the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan (the "2000 Plan") and, as of the date of shareowner approval of the 2008 Plan, no further grants will be made under the 2000 Plan. Outstanding awards under the 2000 Plan will continue in accordance with the terms and conditions of the awards and the 2000 Plan.
The 2008 Plan permits the grant of a variety of awards to employees (including our named executive officers) and prospective employees, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares. The number of shares that may be delivered under the 2008 Plan may not exceed 4.1 million plus any shares remaining available for delivery under the 2000 Plan as of the date of shareowner approval of the 2008 Plan. No awards may be granted under the 2008 Plan after February 6, 2018.
The foregoing description of the 2008 Plan is not complete and is qualified in its entirety by reference to the 2008 Plan, a copy of which is incorporated by reference as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99. Rockwell Automation, Inc. 2008 Long-Term Incentives Plan, filed as Appendix B to our definitive Proxy Statement filed on December 21, 2007, in connection with our 2008 Annual Meeting of Shareowners, is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

February 12, 2008	By:	Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary